SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014 (November 21, 2014)

HIGH DESERT ASSETS, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6501 E. Greenway Pkwy. #103-412
Scottsdale, AZ 85254
 (Address of principal executive offices)

(954) 722-1300, Ext. 105
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HIGH DESERT ASSETS, INC.
Form 8-K
Current Report

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignations

Effective November 21, 2014, Mr. Derrick Mains (“Mr. Mains”) resigned as the current President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment

On November 21, 2014, Mr. Alan Smith (“Mr. Smith”) was appointed to serve as the Company’s interim President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company. Mr. Smith has accepted such appointment.

The biography for Mr. Smith was filed as part of the Company’s Current Report on Form 8-K filed with the Commission on September 26, 2014 and is incorporated herein by reference.

Family Relationships

There is no family relationship between Mr. Smith and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2014	HIGH DESERT ASSETS, INC.

By: /s/ Alan Smith
Alan Smith President & Chief Executive Officer